EXHIBIT 5.1

                     [Letterhead of Cahill Gordon & Reindel]

                                                               December 20, 2000

Burlington Resources Inc.
5051 Westheimer, Suite 1400
Houston, Texas  77056

                     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Burlington Resources Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, with respect to 250,000 shares of common stock of the Company, par value $.01 per share (the "Common Stock"), issuable under the Burlington Resources Inc. 2000 Stock Option Plan for Non-Employee Directors (the "Plan").

     In rendering the opinions set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of all such corporate records, agreements, instruments and documents of the Company, certificates of public officials and other certificates and opinions, and we have made such other investigations, as we have deemed necessary in connection with the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as photocopies or conformed copies.

     Based on the foregoing, we advise you that in our opinion, the shares of Common Stock to be issued under the Plan have been authorized and, when issued and paid for in accordance with the terms of the Plan, will be duly and validly issued, fully paid and nonassessable.

     In rendering this opinion we express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and the judicial decisions interpreting the laws.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement referred to above.

                                  Very truly yours,

                                  /s/ Cahill Gordon & Reidnel